SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-ACME CLEVELAND CORP.

          GABELLI FUNDS, INC.
               THE GABELLI CONVERTIBLE SECURITIES FUND
                                 6/12/96           60,000            29.9250
                                 6/07/96           50,000            29.8000
               THE GABELLI ASSET FUND
                                 6/13/96           89,000            29.9250
                                 6/12/96           40,000            29.9250
               THE GABELLI ABC FUND
                                 6/12/96           18,000            29.9250
                                 6/07/96           32,000            29.8000

          GAMCO INVESTORS, INC.
                                 6/12/96            3,000            29.8750

          GABELLI ASSOCIATES LTD
                                 6/14/96            5,000            29.7500
                                 6/07/96           10,400            29.7500
                                 6/05/96            1,200            29.7500

          GABELLI ASSOCIATES FUND
                                 6/17/96              100            29.7500
                                 6/14/96            6,200            29.7500
                                 6/12/96           90,000            29.8750
                                 6/12/96           45,000-           29.8750
                                 6/12/96            2,400            29.7500
                                 6/07/96           38,700            29.7500
                                 6/06/96            2,500            29.7500
                                 6/05/96            1,700            29.7500












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          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.













































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